Exhibit 99.1

PRESS RELEASE

AbbVie Completes Acquisition of Landos Biopharma

-	Adds first-in-class investigational asset, NX-13, to AbbVie’s pipeline with the potential to offer a novel approach to the treatment of ulcerative colitis (UC) and Crohn’s disease (CD)

NORTH CHICAGO, Ill., May 23, 2024 – AbbVie (NYSE: ABBV) announced today that it has completed its acquisition of Landos Biopharma, Inc. (NASDAQ: LABP). With the completion of the acquisition, Landos is now part of AbbVie.

Landos’ lead investigational asset is NX-13, a first-in-class, oral NLRX1 agonist (a member of the NOD-like receptor family), which is currently in Phase 2 for the treatment of moderate to severe UC (NEXUS study; NCT05785715). NLRX1 regulates immunometabolism and inflammation, and its activation may address inflammatory bowel disease (IBD) pathogenesis. With a dual mechanism of action that is anti-inflammatory and facilitates epithelial repair, NX-13 has the potential to offer a novel approach to the treatment of UC and CD.

“Many people living with IBD are not able to achieve or maintain remission and continue to experience debilitating symptoms,” said Kori Wallace, M.D., Ph.D., vice president, global head of immunology clinical development, AbbVie. “The addition of NX-13 complements our portfolio in immunology and strengthens our collective efforts to transform standard of care. I want to commend the Landos team for their efforts in advancing our shared mission of developing medicines for those who need it most.”

For additional background on the acquisition, please read the announcement press release here.

Financial Terms

AbbVie has acquired Landos at a price of $20.42 per share, plus one non-tradable contingent value right per share with a value of up to $11.14 per share, subject to the achievement of a clinical development milestone. Landos’ common stock will cease to trade on the NASDAQ stock exchange prior to market open on May 24, 2024.

About the NEXUS Study

NEXUS is a Phase 2 proof-of-concept clinical trial evaluating NX-13 in patients with moderate to severe UC. NEXUS is a randomized, multicenter, double-blind, placebo-controlled, multiple dose, 12-week induction study evaluating 80 patients with moderate to severe UC with a long-term extension (LTE) period. All subjects will be randomized to receive either 250 mg or 750 mg immediate release NX-13, or placebo. The primary objective of the trial will be to evaluate clinical efficacy, safety and pharmacokinetics of oral NX-13 versus placebo (NCT05785715 ClinicalTrials.gov).

About AbbVie

AbbVie’s mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people’s lives across several key therapeutic areas – immunology, oncology, neuroscience, and eye care – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X (formerly Twitter), and YouTube.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its subsequent Quarterly Reports on Form 10-Q. Forward looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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Media: Lindsay Cangemi lindsay.cangemi@abbvie.com	Investors: Liz Shea liz.shea@abbvie.com